Exhibit 10.29

SECOND AMENDMENT TO THE

CLUBCORP EMPLOYEE STOCK OWNERSHIP PLAN

This Amendment is made generally effective as of March 28, 2005, by ClubCorp, Inc., a Delaware corporation, formerly ClubCorp International, Inc. (“ClubCorp”).

WITNESSETH:

WHEREAS, ClubCorp maintains the ClubCorp Employee Stock Ownership Plan (“ESOP”);

WHEREAS, ClubCorp amended and restated the ESOP, effective January 1, 2001;

WHEREAS, ClubCorp most recently amended and restated the ESOP, effective July 1, 2003;

WHEREAS, ClubCorp amended the ESOP, effective January 1, 2003 to add the new minimum distribution rules required under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, ClubCorp now desires to amend the ESOP to include revisions in the law regarding mandatory distributions, payment of monthly fees and the process for lost participants.

WHEREAS, the ESOP may be amended by ClubCorp pursuant to the provisions of Article 15 of the ESOP.

NOW, THEREFORE, the ESOP is amended as follows, effective as of March 28, 2005:

1. Article 2 of the ESOP is amended by deleting the last sentence in Section 2.20.

2. Article 11 of the ESOP is amended by adding the following sentence to Section 11.02(4):

“In the event of a mandatory distribution greater than $1,000 and less than $5000, in accordance with the provisions of Article 11, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Sections 11.01 and 11.07, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.”

3. Article 12 of the ESOP is amended by deleting Sections 12.06(1) and (2) in their entirety and substituting the following:

“12.06(1) Neither the Trustee nor the Plan Administrator shall be obliged to search for, or ascertain the whereabouts of any Participant, Beneficiary or Alternate Payee. The Plan Administrator, by regular first-class U.S. mail addressed to such Participant’s, Beneficiary’s or Alternate Payee’s last known address, shall notify the Participant, Beneficiary or Alternate Payee that such Participant, Beneficiary or Alternate Payee is entitled to a distribution under this Plan, and the notice shall explain the provisions of this Section 12.06.

12.06(2) The Plan Administrator shall utilize the Internal Revenue Service’s letter-forwarding program set forth in Revenue Procedure 94-22 (or as amended by the Internal Revenue Service) for all Participants, Beneficiarys and Alternate Payees who do not claim a distribution or payment within ninety (90) days of the date of the letter sent under Section 12.06(1). Any distribution or payment which is not claimed by the person entitled thereto within six (6) months from the date the Plan Administrator requested the letter-forwarding service, shall be forfeited and the forfeited amounts added to Forfeitures. Should any such person make a claim, at any time prior to termination of the Plan and final distribution thereunder, which is approved by the Plan Administrator, such benefit shall be restored as follows: An amount equal to the amount previously forfeited (but without interest on such amount for the period from the date of such forfeiture to the date of such restoration) shall be specially allocated from Forfeitures in the current Plan Year for the benefit of such Participant or Beneficiary. Immediately upon allocation to such Participant or Beneficiary, the Plan Administrator shall instruct the Trustee to distribute in a lump sum, directly to such Participant or Beneficiary, the amount specially allocated to such Participant or Beneficiary.”

4. Article 13 of the ESOP is amended by adding the following in Section 13.15:

“Effective July 1, 2005, if a Participant has a Termination of Employment and elects to defer distribution of his nonforfeitable Account balance, the current monthly participant fee shall be paid in full from the Participant’s account until the entire nonforfeitable Account balance is distributed in accordance with Article 11 herein.”

IN WITNESS WHEREOF, the Company has executed this First Amendment to the ESOP in multiple copies on this 10th day of October, 2005, to be effective as set forth herein.

CLUBCORP, INC.

By:	/s/ John Longstreet
Title:	SVP, People Strategy

2